Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bruce E. Thomas, Chief Financial Officer
Tel: 804.443-4343

COMMUNITY BANKERS TRUST CORPORATION REPORTS NO EXPOSURE
TO GOVERNMENT SPONSORED ENTERPRISES SECURITIES

GLEN ALLEN, Va September 8, 2008. Community Bankers Trust Corporation (the “Company” or “CBTC”)(AMEX:BTC) today announced that it has no exposure to Fannie Mae or Freddie Mac common or preferred stock and that it holds no common or preferred stock of either in its investment portfolio. This is reported in the wake of this weekend’s decision by the U.S. Treasury to make an equity investment in these enterprises and stating the risks to the banking industry and the banks exposed to these investments. The Company also reports that it has no direct exposure to the subprime mortgage market, as it has never originated these mortgage instruments, and it does not hold any securities in its investment portfolio collateralized by these types of mortgages.

According to the June 30, 2008 Consolidated Financial Statement for Bank Holding Companies – FR Y-9C filed with the Board of Governors of the Federal Reserve System, the Company reported a Tier 1 leverage ratio of 18.90%, a Tier 1 risk-based capital ratio of 18.54% and a total risk-based capital ratio of 20.17%. These ratios are all well in excess of the associated minimum levels to be considered a well capitalized institution. At June 30, 2008 the Company had an equity-to-asset ratio of 21.87%, according to its FR Y-9C.

The Company reports that on August 31, 2008 it held in its investment portfolio an aggregate of $23.9 million in debt securities issued by Freddie Mac and Fannie Mae. The Company does not expect to suffer any risk to principal or interest due on this debt and believes it will continue to perform in accordance with its terms, based on the information disclosed in the statement issued by the U.S. Treasury this weekend from Secretary Henry M. Paulson, Jr.

As previously announced, on July 31, 2008 TransCommunity Bank, N.A. was successfully merged into the Bank of Essex, which is now the sole wholly-owned subsidiary of CBTC. Bank of Essex has the distinction of obtaining a Five Star rating 18 consecutive quarters by Bauer Financial of Coral Gables, Florida.

CBTC is a well-capitalized, single-bank holding company headquartered in the greater Richmond, Virginia market, with $690.631 million in assets and $150.203 million in capital. It operates 13 full service banking facilities from Virginia’s Chesapeake Bay to the Shenandoah Valley under the Bank of Essex, Bank of Goochland, Bank of Powhatan, Bank of Louisa and Bank of Rockbridge brand names.

Additional CBTC information is available on the Company’s interim website at www.bankofessex.com. The shares of the Company are traded on the American Stock Exchange (AMEX) under the symbol “BTC”.

FORWARD-LOOKING STATEMENTS
Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Source: Community Bankers Trust Corporation